Exhibit 99.1

Lantronix Reports Third Quarter Fiscal 2019 Net Revenue of $12.3M

--Achieves $0.04 of GAAP Earnings per Share & $0.05 of Non-GAAP Earnings per Share--

Irvine, CA – April 25, 2019 – Lantronix, Inc. (NASDAQ: LTRX), a global provider of secure data access and management solutions for the industrial Internet of Things (IoT) today reported results for the third quarter fiscal 2019 that ended March 31, 2019.

Financial Highlights

•	Net revenue of $12.3 million, an increase of 6% from the third quarter of fiscal 2018
•	Net revenue growth of 10% for the nine months ended March 31, 2019
•	Gross profit margin of 57.4%, compared with 56.8% for the third quarter of fiscal 2018
•	GAAP net income of $857,000, or $0.04 per share, compared to GAAP net income of $344,000, or $0.02 per share for the third quarter of fiscal 2018, a 150% increase in GAAP earnings
•	Non-GAAP net income of $1,295,000, or $0.05 per share, compared to non-GAAP net income of $767,000, or $0.04 per share for the third quarter of fiscal 2018, a 69% increase in non-GAAP earnings

Operational and Product Highlights

•	Paul Pickle joined the Company as its new President and CEO in April 2019. Prior to joining Lantronix, Mr. Pickle served as the President and COO of the Microsemi Corporation, a leading provider of semiconductor and system solutions, from November 2013 until Microsemi was acquired by Microchip Technology Inc. in May 2018 for an enterprise value of $10.15 billion.
•	In March, the company announced a new release of its award winning ConsoleFlow™, a centralized IT infrastructure management and monitoring software optimized for out-of-band networks, at Cisco Live Australia.
•	In February, the company introduced its latest wireless embedded IoT gateway innovation for the industrial IoT applications, the xPico® 270, at Embedded World in Germany.
•	In January, the company expanded its distribution agreement with Ingram Micro. Under the terms of the new agreement, Ingram Micro is now providing advanced logistics, product delivery, and distribution services for Lantronix products in China.

“I am pleased with our third quarter results and delivering both sequential and year-over-year revenue growth with increased gross and operating margins.” said Jeremy Whitaker, Lantronix CFO “Furthermore, I would like to welcome Paul Pickle as our new president and CEO. I look forward to how Paul’s leadership and experience will help drive the execution of the Company’s growth strategy.”

“I am excited to be joining Lantronix. Based on the Company’s recent results, its talented team, and innovative products, I believe the Company is well positioned to take advantage of future growth opportunities” said Paul Pickle, Lantronix CEO.

Conference Call and Webcast

Lantronix will host an investor conference call and audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its results for the third quarter of fiscal 2019 that ended March 31, 2019. To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix Q3 FY 2019 call. The webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Time today at www.lantronix.com. A telephonic replay will also be available through April 25, 2019 by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10130426.

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About Lantronix

Lantronix, Inc. is a global provider of secure data access and management solutions for the Internet of Things (IoT) assets. Our mission is to be the leading supplier of IoT solutions that enable companies to dramatically simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than two decades of experience in creating robust machine to machine (M2M) technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the Internet of Things. Our connectivity solutions are deployed inside millions of machines serving a wide range of industries, including industrial, medical, security, transportation, retail, financial, environmental and government.

Lantronix is headquartered in Irvine, California. For more information, visit www.lantronix.com.

Learn more on the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) share-based compensation and the employer portion of withholding taxes on stock grants, (ii) depreciation and amortization, (iii) interest income (expense), (iv) other income (expense), (v) income tax provision (benefit), and (vi) severance and restructuring charges.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our sales expansion efforts, our product development efforts, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Lantronix Investor Relations Contact:

Shahram Mehraban

VP, Marketing

investors@lantronix.com
949-453-7175

© 2019 Lantronix, Inc. All rights reserved. Lantronix and XPort are registered trademarks, and ConsoleFlow is a trademark, of Lantronix, Inc.

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	June 30,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$18,212	$9,568
Accounts receivable, net	8,351	4,244
Inventories, net	9,809	8,439
Contract manufacturers' receivable	506	649
Prepaid expenses and other current assets	817	370
Total current assets	37,695	23,270
Property and equipment, net	1,353	1,036
Goodwill	9,488	9,488
Other assets	53	61
Total assets	$48,589	$33,855

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,012	$3,942
Accrued payroll and related expenses	1,808	2,808
Warranty reserve	110	99
Other current liabilities	3,956	2,877
Total current liabilities	10,886	9,726
Other non-current liabilities	228	316
Total liabilities	11,114	10,042

Commitments and contingencies

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	225,024	212,995
Accumulated deficit	(187,922)	(189,555)
Accumulated other comprehensive income	371	371
Total stockholders' equity	37,475	23,813
Total liabilities and stockholders' equity	$48,589	$33,855

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,
	2019	2018	2018	2019	2018
Net revenue	$12,344	$12,114	$11,601	$36,737	$33,543
Cost of revenue	5,254	5,453	5,017	16,245	15,051
Gross profit	7,090	6,661	6,584	20,492	18,492
Operating expenses:
Selling, general and administrative	3,867	4,159	4,241	12,498	12,400
Research and development	2,385	2,279	1,964	6,962	6,059
Total operating expenses	6,252	6,438	6,205	19,460	18,459
Income (loss) from operations	838	223	379	1,032	33
Interest income (expense), net	91	60	(5)	147	(14)
Other income (expense), net	(12)	8	(1)	(14)	1
Income (loss) before income taxes	917	291	373	1,165	20
Provision for income taxes	60	14	29	114	92
Net income (loss)	$857	$277	$344	$1,051	$(72)

Net income (loss) per share - basic	$0.04	$0.01	$0.02	$0.05	$(0.00)
Net income (loss) per share - diluted	$0.04	$0.01	$0.02	$0.05	$(0.00)

Weighted-average common shares - basic	22,270	22,091	18,210	21,237	18,050
Weighted-average common shares - diluted	23,304	23,442	19,118	22,632	18,050

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LANTRONIX, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,
	2019	2018	2018	2019	2018

GAAP net income (loss)	$857	$277	$344	$1,051	$(72)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	22	23	14	62	40
Depreciation and amortization	51	45	53	144	168
Total adjustments to cost of revenue	73	68	67	206	208
Selling, general and administrative:
Share-based compensation	213	337	237	950	688
Employer portion of withholding taxes on stock grants	4	2	4	12	9
Depreciation and amortization	50	48	47	144	138
Total adjustments to selling, general and administrative	267	387	288	1,106	835
Research and development:
Share-based compensation	96	91	44	248	149
Employer portion of withholding taxes on stock grants	–	–	–	–	1
Depreciation and amortization	21	21	10	53	30
Total adjustments to research and development	117	112	54	301	180
Severance and related charges	–	–	(21)	323	506
Total non-GAAP adjustments to operating expenses	384	499	321	1,730	1,521
Interest (income) expense, net	(91)	(60)	5	(147)	14
Other (income) expense, net	12	(8)	1	14	(1)
Provision for income taxes	60	14	29	114	92
Total non-GAAP adjustments	438	513	423	1,917	1,834
Non-GAAP net income	$1,295	$790	$767	$2,968	$1,762

Non-GAAP net income per share - diluted	$0.05	$0.03	$0.04	$0.13	$0.09

Denominator for GAAP net income (loss) per share - diluted	23,304	23,442	19,118	22,632	18,050
Non-GAAP adjustment	893	824	541	655	1,420
Denominator for non-GAAP net income per share - diluted	24,197	24,266	19,659	23,287	19,470

GAAP operating expenses	$6,252	$6,438	$6,205	$19,460	$18,459
Non-GAAP adjustments to operating expenses	(384)	(499)	(321)	(1,730)	(1,521)
Non-GAAP operating expenses	$5,868	$5,939	$5,884	$17,730	$16,938

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LANTRONIX, INC.

UNAUDITED NET REVENUES BY PRODUCT LINE AND REGION

(In thousands)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2019	2018	2018	2019	2018
IoT	$8,935	$9,070	$9,235	$26,972	$25,654
IT Management	3,210	2,888	1,964	9,199	6,971
Other	199	156	402	566	918
	$12,344	$12,114	$11,601	$36,737	$33,543

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2019	2018	2018	2019	2018
Americas	$6,866	$6,182	$5,832	$19,962	$17,821
EMEA	3,757	4,080	4,055	11,357	10,391
APJ	1,721	1,852	1,714	5,418	5,331
	$12,344	$12,114	$11,601	$36,737	$33,543

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